AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 1, 1998.

                                            REGISTRATION STATEMENT NO. 333-61107
==============================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ----------------

                                    FORM S-1
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                ----------------
                                IT PARTNERS, INC.
             (Exact Name of Registrant as Specified in its Charter)

                 DELAWARE                       7371                     52-2056858
  (State or other jurisdiction of   (Primary Standard Industrial      (I.R.S. Employer
   incorporation or organization)    Classification Code Number)       Identification
                                                                            Number)


 9881 BROKEN LAND PARKWAY, SUITE 102                    DANIEL J. KLEIN
       COLUMBIA, MARYLAND 21046                    CHIEF EXECUTIVE OFFICER
            (410) 309-9800                            IT PARTNERS, INC.
  (Address, including zip code, and          9881 BROKEN LAND PARKWAY, SUITE 102
 telephone number, including area code,            COLUMBIA, MARYLAND 21046
 of registrant's principal executive offices)      TELEPHONE (410) 309-9800
                                                   FACSIMILE (410) 309-9801
                                             (Name, address, including zip code,
                                            and telephone number, including area
                                                 code, of agent for service)

                                   Copies to:


      MORRIS F. DEFEO, JR., ESQ.                GEORGE P. STAMAS, ESQ.
        SWIDLER BERLIN SHEREFF                WILMER, CUTLER & PICKERING
            FRIEDMAN, LLP                        2445 M STREET, N.W.
    3000 K STREET, N.W., SUITE 300           WASHINGTON, D.C. 20037-1420
        WASHINGTON, D.C. 20007                 TELEPHONE (202) 663-6000
       TELEPHONE (202) 424-7500                FACSIMILE (202) 663-6363
       FACSIMILE (202) 424-7647


APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: [ ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ]

                                ----------------
                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------
  Title of      Amount   Proposed Maximum    Proposed Maximum      Amount of
Shares to be    to be      Offering Price   Aggregate Offering   Registration
 Registered    Registered   Per Unit(1)          Price                Fee
--------------------------------------------------------------------------------------
Common Stock,
$.01 par value   6,900,000      $ 16.00       $110,400,000           $32,568*
--------------------------------------------------------------------------------------

(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933.

*Previously paid

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
================================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The table below sets forth the expenses to be incurred by the Company in connection with the issuance and distribution of the shares registered for offer and sale hereby, other than underwriting discounts and commissions. All amounts shown represent estimates except the Securities Act registration fee.


     Registration fee under the Securities Act of 1933. .........      $32,568
     Printing and EDGAR expenses. ...............................           *
     Registrar and Transfer Agent's fees and expenses. ..........           *
     Accountants' fees and expenses. ............................           *
     Legal fees and expenses. ...................................           *
                                                                       -------
     Total. .....................................................      $    *

----------
*    To be completed by amendment.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Company's Certificate of Incorporation and By-Laws provide, to the maximum extent provided by applicable law, that a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders,
(ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. If the General Corporation Law of the State of Delaware is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Company shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended. Any repeal or modification of the relevant Article of By-Laws of the Company shall not adversely affect any right or protection of a director of the Company existing at the time of such repeal or modification.

     Each person who was or is made a party or is threatened to be made a party to or is or was involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or a person of whom he is the legal representative is or was a director, officer or employee of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Company to the fullest extent authorized by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than said law permitted the Company to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties, and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his heirs, executors, and administrators; provided, however, that except as provided in the Company's By-Laws with respect to proceedings seeking to enforce rights to indemnification, the Company shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Company. The right to indemnification conferred in the Company's By-Laws shall be a contract right and shall include the right to be paid by the Company the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that if the General Corporation Law of the State of Delaware requires, the payment of such expenses incurred by a director or officer in his capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Company of an undertaking by or on behalf of such director of officer, to repay all amounts so advanced if it shall ultimately be determined that such director of officer is not entitled to be indemnified.

     The Company may purchase and maintain insurance to protect itself and any such director, officer or other person against any liability asserted against him and incurred by him in respect of such service whether or not the Company would have the power to indemnify him against such liability by law or under the provisions of the Company's By-Laws.


ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

     The following paragraphs of this Item 15 describe all sales of securities by the Company within the past three years which were not registered under the Securities Act of 1933.

     On May 29, 1997, the Company issued 194,691 shares of Common Stock to Martin G. Kandl and Haeyoung Kandl jointly for the aggregate consideration of $1,328,175.

     On May 30, 1997, the Company issued 50,000 shares of Series A Preferred and Equity Warrants to purchase 137,380 shares of either Common Stock or Series B Preferred to Creditanstalt for the aggregate consideration of $500,000.

     On May 30, 1997, the Company issued 100,000 shares of Series A Preferred and Equity Warrants to purchase 274,760 shares of either Common Stock or Series B Preferred to FF-ITP for the aggregate consideration of $1,000,000.

     On May 30, 1997, the Company issued 10,900 shares of Series A Preferred to Daniel J. Klein for the aggregate consideration of $109,000.

     On May 30, 1997, the Company issued 10,900 shares of Series A Preferred to Jamie E. Blech for the aggregate consideration for $109,000.

     On May 30, 1997, the Company issued 293,075 shares of Common Stock to Daniel J. Klein for nominal consideration in connection with the formation of the Company.

     On May 30, 1997, the Company issued 293,075 shares of Common Stock to Jamie
E. Blech for nominal consideration in connection with the formation of the Company.

     On May 30, 1997,  the Company  issued 26,638 shares of Common Stock to Mark
F. Yanson for nominal consideration in connection with the formation of the Company.

     On May 30, 1997, the Company issued 165,680 shares of Common Stock to the shareholders of CNS for the aggregate consideration of $1,554,905.

     On May 30,  1997,  the  Company  issued Debt  Warrants to purchase  219,808 shares of Common Stock or Series B Preferred to Creditanstalt for nominal consideration in connection with the execution of the Credit Facility.

     On June 30,  1997,  the Company  issued  495,260  shares of Common Stock to
Christopher   R.  Corbett  and  Merrie   Corbett   jointly  for  the   aggregate
consideration of $4,648,015.


     On July 11, 1997, the Company issued 23,334 shares of Series A Preferred and Equity Warrants to purchase 64,110 shares of either Common Stock of Series B Preferred to Creditanstalt for the aggregate consideration of $233,340.

     On October 20, 1997, the Company issued 393,040 shares of Common Stock to shareholders of FSC for the aggregate consideration of $3,910,000.

     On October 27, 1997, the Company issued 26,666 shares of Series A Preferred and Equity Warrants to purchase 41,934 shares of either Common Stock of Series B Preferred to Creditanstalt for the aggregate consideration of $266,660.

     On October 31, 1997, the Company issued 10,000 shares of Series A Preferred to FF-ITP for the aggregate consideration of $100,000.

     On October 31, 1997,  the Company  issued  15,725 shares of Common Stock to
Christopher   R.  Corbett  and  Merrie   Corbett   jointly  for  the   aggregate
consideration of $100,000.

     On October 31, 1997, the Company issued 15,725 shares of Common Stock to FF-ITP for the aggregate consideration of $100,000.

     On October 31, 1997, the Company issued 7,863 shares of Common Stock to Martin G. Kandl and Haeyoung Kandl jointly for the aggregate consideration of $50,000.

     On October 31, 1997, the Company issued 533 shares of Common Stock to Thomas Gardner for the aggregate consideration of $3,393.

     On October 31, 1997, the Company issued 38,053 shares of Common Stock to shareholders of CNS for the aggregate consideration of $357,130.

     On January 7, 1998, the Company issued 100,000 shares of Series A Preferred and Equity Warrants to purchase 100,522 shares of either Common Stock or Series B Preferred to Creditanstalt for the aggregate consideration of $1,000,000.

     On January 7, 1998, the Company issued 222,222 shares of Series B Preferred to Creditanstalt for the aggregate consideration of $1,000,000.

     On January 7, 1998, the Company issued Debt Warrants to purchase 106,553 shares of Common Stock or Series B Preferred to Creditanstalt for nominal consideration in connection with the execution of the Credit Facility.

     On January 8, 1998, the Company issued 1,191,416 shares of Common Stock to 17 shareholders of Sequoia for the aggregate consideration of $11,852,326.

     On February 5, 1998, the Company issued 700,636 shares of Common Stock to the shareholders of Incline for the aggregate consideration of $6,969,998.

     On March 31, 1998, the Company issued 345,204 shares of Series B Preferred to Wachovia for the aggregate consideration of $3,000,000.

     On March 31, 1998, the Company issued 230,136 shares of Series B Preferred to Indosuez IT Partners for the aggregate consideration of $2,000,000.

     On April 30, 1998, the Company issued Equity Warrants to purchase 8,544 shares of either Common Stock or Series B Preferred to Creditanstalt in the form of a PIK Dividend on the outstanding Equity Warrants.

     On April 30, 1998, the Company issued Equity Warrants to purchase 8,960 shares of either Common Stock or Series B Preferred to FF-ITP in the form of a PIK Dividend on the outstanding Equity Warrants.

     On April 30, 1998, the Company issued 7,569 shares of Series A Preferred to Creditanstalt in the form of a PIK Dividend.

     On April 30, 1998, the Company issued 6,525 shares of Series A Preferred to FF-ITP in the form of a PIK Dividend.

     On April 30, 1998, the Company issued 668 shares of Series A Preferred to Daniel J. Klein in the form of a PIK Dividend.


     On April 30, 1998, the Company issued 668 shares of Series A Preferred to Jamie E. Blech in the form of a PIK Dividend.

     On May 1, 1998, the Company issued 45,452 shares of Series B Preferred to Indosuez IT Partners II for the aggregate consideration of $400,000.

     On May 11, 1998, the Company issued 267,433 shares of Common Stock to the shareholders of Sequoia for the aggregate consideration of $2,660,446.

     On May 13, 1998, the Company issued 312,270 shares of Common Stock to Stanton L. Call for the aggregate consideration of $3,340,947.

     On June 1, 1998, the Company issued 4,151 shares of Series A Preferred to Creditanstalt in the form of a PIK Dividend.

     On June 1, 1998, the Company issued 2,330 shares of Series A Preferred to FF-ITP in the form of a PIK Dividend.

     On June 1, 1998, the Company issued 231 shares of Series A Preferred to Daniel J. Klein in the form of a PIK Dividend.

     On July 28, 1998, the Company issued 700 shares of Series C Preferred to BDC for the aggregate consideration of $7,000,000.

     On August 4, 1998, the Company issued 300 shares of Series C Preferred to Wachovia for the aggregate consideration of $3,000,000.

     On June 1, 1998, the Company issued 231 shares of Series A Preferred to Jamie E. Blech in the form of a PIK Dividend.

     Amended 1997 Long-Term Incentive Plan. See "Management--Stock Option Plan," which is incorporated by reference herein from the Prospectus included in Part I of this Registration Statement.

     Issuance of Warrants. See "The Recapitalization--Warrant Agreement and Debt Warrants" and "The Recapitalization--Purchase Agreement and Equity Warrants," which is incorporated by reference herein from the Prospectus included in Part I of this Registration Statement.

     Each issuance of securities described above was made in reliance on the exemption from registration provided by Section 4(2) of the Securities Act as a transaction by an issuer not including any public offering. The issuance of the PIK Dividends was made in reliance on the exemption from registration provided by Rule 416 of Regulation C promulgated by the SEC. The recipients of securities in each such transaction represented their intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the share certificates issued in such transactions. All recipients had adequate access, through their relationships with the Company, to information about the Company.

ITEM 16(A). EXHIBITS.


                                  EXHIBIT INDEX


  EXHIBIT
  NUMBER                               DESCRIPTION
----------   -------------------------------------------------------------------
   *1.1      Form of Underwriting Agreement.

   *3.1      Certificate of Incorporation, as amended.

   *3.2      By-Laws, as amended.

   *4.1      Specimen Common Stock Certificate.

    4.2 Amended and Restated Warrant Agreement dated December 16, 1997, as amended.

    4.3 Amended and Restated Stockholder Agreement dated March 31, 1998, as amended.

    4.4 Preferred Stock and Warrant Purchase Agreement dated May 30, 1997, as amended.

    4.5 Promissory Note from IT Partners to Stanton L. Call dated May 13, 1998 in the original principal amount of $2,876,206, convertible into Common Stock.

    4.6 Convertible Promissory Note from IT Partners to Servinet dated June 10, 1998, with any unpaid principal amount outstanding convertible at Servinet's option into Common Stock.

    4.10     12.0%  Series  C  Senior   Redeemable   Preferred   Stock  Purchase
             Agreement dated July 28, 1998, between IT Partners and FBR Business Development Capital.

    4.11 Certificate of Designation of Preferences and Rights of 12.0% Series C Redeemable Preferred Stock of IT Partners, dated July 28, 1998.

    4.12 12.0% Series C Senior Redeemable Preferred Stock Purchase Agreement dated July 31, 1998, between IT Partners and Wachovia Capital Associates, Inc.

  **5.1      Opinion of Swidler Berlin Shereff Friedman, LLP.

   10.1 Asset Purchase Agreement between IT Partners and Servinet, dated June 10, 1998.

   10.2 Asset Purchase Agreement between IT Partners and Stanton L. Call, dated May 13, 1998.

   10.3 Business Combination Agreement among IT Partners, ITP Acquisition Corp., A-COM, Christopher Corbett and Merrie Corbett, dated June 30, 1997.

   10.4 Business Combination Agreement among IT Partners, CNS, Stanley Nice, and John Clement, dated May 27, 1997.

   10.5 Agreement and Plan of Organization among IT Partners, ITP No. 4, Inc., FSC, Charles Schaeffer and Garrett Schaeffer, dated October 20, 1997.

   10.6 Agreement and Plan of Organization among IT Partners, ITP No. 11, Inc., Incline, Robert Wentworth, John DeFina, Philip Tomasi and Charles Menzel, dated February 5, 1998.

   10.7 Business Combination Agreement among IT Partners, KDP, Martin Kandl and Haeyoung Kandl, dated May 29, 1997.

   10.8 Agreement and Plan of Organization among IT Partners, ITP No. 10, Inc., Sequoia, John Bamberger, Alan Wise, William Murray, Michael Baltosiewich, Carl Griffin, William Church and Michael Ryan, dated January 8, 1998.

   10.9 Amended and Restated Loan and Security Agreement, dated March 31, 1998, among IT Partners, Sequoia, FSC, Incline, A-COM, CNS, KDP and Creditanstalt, as amended.

   10.10     IT Partners, Inc. Amended 1997 Long-Term Incentive Plan.

  EXHIBIT
  NUMBER                               DESCRIPTION
----------   -------------------------------------------------------------------
   10.11     Senior Executive Employment Agreement between IT Partners and
             Christopher R. Corbett, dated June 30, 1997.

   10.12 Executive Employment Agreement between IT Partners and Daniel J. Klein, dated March 7, 1997.

   10.13 Employment Agreement between IT Partners and John D. Bamberger, dated January 8, 1998.

   10.14 Employment Agreement, between IT Partners and Christine E. Norcross, dated September 16, 1997.

   10.15 Executive Employment Agreement between IT Partners and Jamie E. Blech, dated March 7, 1997.

   10.16 Promissory Note from IT Partners to Christopher R. Corbett dated June 30, 1997, in the original principal amount of $2,226,000.

   10.17 Promissory Note from IT Partners to Stanton L. Call dated May 13, 1998, in the original principal amount of $2,876,206.

   10.18 Promissory Note from IT Partners to Stanley Nice dated July 28, 1997, in the original principal amount of $102,036.50.

   10.19 Promissory Note from IT Partners to John Clement dated July 28, 1997,in the original principal amount of $102.036.50.

   10.20 Promissory Note from IT Partners to Stanley A. Nice dated May 27, 1997, in the original principal amount of $472,409.90.

   10.21 Promissory Note from IT Partners to John Clement dated May 27, 1997, in the original principal amount of $432,998.90.

   10.22 Amended and Restated Promissory Note from IT Partners to Creditanstalt dated October for $14,000,000, dated October 1997.

   10.23 Promissory Note from IT Partners to Charles Schaeffer dated October 20, 1997, in the original principal amount of $199,375.

   10.24 Promissory Note from IT Partners to Garrett Schaeffer dated October 20, 1997, in the original principal amount of $244,375.

   10.25 Promissory Note from IT Partners to Martin and Haeyoung Kandl dated May 22, 1997, in the original principal amount of $568,790.

   10.26 Promissory Note from IT Partners to John D. Bamberger dated January 8, 1998, in the original principal amount of $2,014,240.

   10.27 Promissory Note from IT Partners to Alan Wise dated January 8, 1998, in the original principal amount of $1,278,078.

  *21.1      List of Subsidiaries.

 **23.1      Consent of Swidler Berlin Shereff Friedman, LLP (filed as part of
             Exhibit 5.1).

 **23.2      Consent of Arthur Andersen, LLP.

 **24.1      Power of Attorney (set forth on signature page).

  *27.1      Financial Data Schedule.

----------
*    To be filed by amendment.
**   Previously filed

ITEM 16(B). FINANCIAL STATEMENT SCHEDULES.*

     *    To be completed by amendment.


ITEM 17. UNDERTAKINGS.

     The undersigned registrant hereby undertakes that:

     (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

     (2) For the purpose of determining any liability under the Securities Act, each such post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

     (4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Washington, D.C., on August 31, 1998.

                                   IT PARTNERS, INC.

                                   By: /s/ Daniel J. Klein
                                       ----------------------------------------
                                       Daniel J. Klein
                                       Chairman,  Chief  Executive  Officer  and
                                       Director


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON AUGUST 31, 1998.

           NAME                               TITLE
           ----                               -----

/s/ Daniel J. Klein           Chairman, Chief Executive Officer and
-------------------------     Director (Principal Executive Officer)
        Daniel J. Klein


            *                 President, Secretary and Director
-------------------------
        Jamie E. Blech


            *                 Chief Financial Officer, Treasurer
-------------------------     and Senior Vice President (Principal
         Mark F. Yanson       Financial Officer)


            *                 Chief Accounting Officer, Corporate
-------------------------     Controller and Vice President
       Anthony M. Corbi       (Principal Accounting Officer)


            *                 Director
-------------------------
    John D. Bamberger

            *                 Director
-------------------------
    Christopher R. Corbett

                              Director
-------------------------
        Charles Schaeffer

           *                  Director
-------------------------
        James D. Lumsden

           *                  Director
-------------------------
        Martin S. Pinson

* Daniel J. Klein, by signing his name hereto, signs this document on behalf of each of the persons so indicated above pursuant to powers of attorney duly executed by such person and filed with the Securities and Exchange Commission

                                  EXHIBIT INDEX


  EXHIBIT
  NUMBER                               DESCRIPTION
----------   -------------------------------------------------------------------
   *1.1      Form of Underwriting Agreement.

   *3.1      Certificate of Incorporation, as amended.

   *3.2      By-Laws, as amended.

   *4.1      Specimen Common Stock Certificate.

    4.2 Amended and Restated Warrant Agreement dated December 16, 1997, as amended.

    4.3 Amended and Restated Stockholder Agreement dated March 31, 1998, as amended.

    4.4 Preferred Stock and Warrant Purchase Agreement dated May 30, 1997, as amended.

    4.5 Promissory Note from IT Partners to Stanton L. Call dated May 13, 1998 in the original principal amount of $2,876,206, convertible into Common Stock.

    4.6 Convertible Promissory Note from IT Partners to Servinet dated June 10, 1998, with any unpaid principal amount outstanding convertible at Servinet's option into Common Stock.

    4.10     12.0%  Series  C  Senior   Redeemable   Preferred   Stock  Purchase
             Agreement dated July 28, 1998, between IT Partners and FBR Business Development Capital.

    4.11 Certificate of Designation of Preferences and Rights of 12.0% Series C Redeemable Preferred Stock of IT Partners, dated July 28, 1998.

    4.12 12.0% Series C Senior Redeemable Preferred Stock Purchase Agreement dated July 31, 1998, between IT Partners and Wachovia Capital Associates, Inc.

  **5.1      Opinion of Swidler Berlin Shereff Friedman, LLP.

   10.1 Asset Purchase Agreement between IT Partners and Servinet, dated June 10, 1998.

   10.2 Asset Purchase Agreement between IT Partners and Stanton L. Call, dated May 13, 1998.

   10.3 Business Combination Agreement among IT Partners, ITP Acquisition Corp., A-COM, Christopher Corbett and Merrie Corbett, dated June 30, 1997.

   10.4 Business Combination Agreement among IT Partners, CNS, Stanley Nice, and John Clement, dated May 27, 1997.

   10.5 Agreement and Plan of Organization among IT Partners, ITP No. 4, Inc., FSC, Charles Schaeffer and Garrett Schaeffer, dated October 20, 1997.

   10.6 Agreement and Plan of Organization among IT Partners, ITP No. 11, Inc., Incline, Robert Wentworth, John DeFina, Philip Tomasi and Charles Menzel, dated February 5, 1998.

   10.7 Business Combination Agreement among IT Partners, KDP, Martin Kandl and Haeyoung Kandl, dated May 29, 1997.

   10.8 Agreement and Plan of Organization among IT Partners, ITP No. 10, Inc., Sequoia, John Bamberger, Alan Wise, William Murray, Michael Baltosiewich, Carl Griffin, William Church and Michael Ryan, dated January 8, 1998.

   10.9 Amended and Restated Loan and Security Agreement, dated March 31, 1998, among IT Partners, Sequoia, FSC, Incline, A-COM, CNS, KDP and Creditanstalt, as amended.

   10.10     IT Partners, Inc. Amended 1997 Long-Term Incentive Plan.



                                      II-5

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  EXHIBIT
  NUMBER                               DESCRIPTION
----------   -------------------------------------------------------------------
   10.11     Senior Executive Employment Agreement between IT Partners and
             Christopher R. Corbett, dated June 30, 1997.

   10.12 Executive Employment Agreement between IT Partners and Daniel J. Klein, dated March 7, 1997.

   10.13 Employment Agreement between IT Partners and John D. Bamberger, dated January 8, 1998.

   10.14 Employment Agreement, between IT Partners and Christine E. Norcross, dated September 16, 1997.

   10.15 Executive Employment Agreement between IT Partners and Jamie E. Blech, dated March 7, 1997.

   10.16 Promissory Note from IT Partners to Christopher R. Corbett dated June 30, 1997, in the original principal amount of $2,226,000.

   10.17 Promissory Note from IT Partners to Stanton L. Call dated May 13, 1998, in the original principal amount of $2,876,206.

   10.18 Promissory Note from IT Partners to Stanley Nice dated July 28, 1997, in the original principal amount of $102,036.50.

   10.19 Promissory Note from IT Partners to John Clement dated July 28, 1997, in the original principal amount of $102.036.50.

   10.20 Promissory Note from IT Partners to Stanley A. Nice dated May 27, 1997, in the original principal amount of $472,409.90.

   10.21 Promissory Note from IT Partners to John Clement dated May 27, 1997, in the original principal amount of $432,998.90.

   10.22 Amended and Restated Promissory Note from IT Partners to Creditanstalt dated October for $14,000,000, dated October 1997.

   10.23 Promissory Note from IT Partners to Charles Schaeffer dated October 20, 1997, in the original principal amount of $199,375.

   10.24 Promissory Note from IT Partners to Garrett Schaeffer dated October 20, 1997, in the original principal amount of $244,375.

   10.25 Promissory Note from IT Partners to Martin and Haeyoung Kandl dated May 22, 1997, in the original principal amount of $568,790.

   10.26 Promissory Note from IT Partners to John D. Bamberger dated January 8, 1998, in the original principal amount of $2,014,240.

   10.27 Promissory Note from IT Partners to Alan Wise dated January 8, 1998, in the original principal amount of $1,278,078.

  *21.1      List of Subsidiaries.

 **23.1      Consent of Swidler Berlin Shereff Friedman, LLP (filed as part of
             Exhibit 5.1).

 **23.2      Consent of Arthur Andersen, LLP.

 **24.1      Power of Attorney (set forth on signature page).

  *27.1      Financial Data Schedule.

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*    To be filed by amendment.
**   Previously filed